Exhibit 99.1

Regional Health Properties, Inc. and SunLink Health Systems, Inc. Complete Merger

Atlanta, GA (August 14, 2025) - Regional Health Properties, Inc. (“Regional”) (OTCQB: RHEP) (OTCQB: RHEPA) today announced the completion of the merger of SunLink Health Systems, Inc. (“SunLink”) with and into Regional, with Regional surviving the merger as the surviving corporation, effective August 14, 2025.

“This merger marks a transformative step for Regional Health Properties. By integrating SunLink’s pharmacy and healthcare services with our real estate platform, we’re creating a vertically integrated company poised for growth, improved efficiency, and long-term value creation,” said Brent S. Morrison, Chairman and Chief Executive Officer of Regional.

At the closing of the merger, each five shares of SunLink common stock were converted into the right to receive (i) 1.1330 shares of Regional common stock and (ii) one share of Regional Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares (“Regional Series D preferred stock”). The total aggregate consideration payable in the merger was approximately 1,595,400 shares of Regional common stock and approximately 1,408,120 shares of Regional Series D preferred stock.

The combined company will operate under the name Regional Health Properties, Inc. and trade under Regional’s ticker symbols on the OTCQB.

The combined company will be led by Brent S. Morrison, as President and Chief Executive Officer of Regional. In addition to Mr. Morrison, the Regional leadership team includes Mark J. Stockslager, as Chief Financial Officer of Regional (and formerly the Chief Financial Officer of SunLink), and Robert M. Thornton, Jr., as Executive Vice President – Corporate Strategy of Regional (and formerly the Chief Executive Officer of SunLink).

The Board of Directors of Regional will be composed of Brent S. Morrison, Kenneth W. Taylor and Steven L. Martin, who continue from Regional’s Board of Directors, Dr. Steven J. Baileys and Gene E. Burleson, who continue from SunLink’s Board of Directors, and Scott Kellman and C. Christian Winkle, who joined the Board at the closing of the merger.

About Regional Health Properties, Inc.

Regional Health Properties, Inc., headquartered in Atlanta, Georgia, is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care. For more information, visit https://www.regionalhealthproperties.com.

ADDITIONAL INFORMATION

INVESTORS ARE URGED TO READ THE TENDER OFFER STATEMENT ON SCHEDULE TO FILED WITH THE SEC ON JULY 18, 2025 REGARDING A PROPOSED TENDER OFFER, AS WELL AS THE SCHEDULE 14D-9 FILED BY REGIONAL ON AUGUST 1, 2025 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected benefits of the merger between Regional and SunLink.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

●	the risk that the businesses of Regional and SunLink will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

●	expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;

●	revenues following the merger may be lower than expected;

●	customer, vendor and employee relationships and business operations may be disrupted by the merger;

●	the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation;

●	the ability of Regional meet the initial or continued listing requirements or rules of the OTCQB or a national securities exchange, as applicable;

●	possible changes in economic and business conditions;

●	the impacts of epidemics, pandemics or other infectious disease outbreaks;

●	the existence or exacerbation of general geopolitical instability and uncertainty;

●	possible changes in monetary and fiscal policies, and laws and regulations;

●	competitive factors in the healthcare industry;

●	Regional’s dependence on the operating success of its operators;

●	the amount of, and Regional’s ability to service, its indebtedness;

●	covenants in Regional’s debt agreements that may restrict its ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

●	the effect of increasing healthcare regulation and enforcement on Regional’s operators and the dependence of Regional’s operators on reimbursement from governmental and other third-party payors;

●	the relatively illiquid nature of real estate investments;

●	the impact of litigation and rising insurance costs on the business of Regional’s operators;

●	the effect of Regional’s operators declaring bankruptcy, becoming insolvent or failing to pay rent as due;

●	the ability of any of Regional’s operators in bankruptcy to reject unexpired lease obligations and to impede its ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations;

●	Regional’s ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and

●	other risks and factors identified in (i) Regional’s cautionary language included under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Regional Annual Report, and other documents subsequently filed by Regional with the SEC and (ii) SunLink’s cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SunLink’s Annual Report on Form 10-K for the year ended June 30, 2024, and other documents subsequently filed by SunLink with the SEC.

These forward-looking statements speak only as of the date they are made and Regional does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, Regional’s past results of operations do not necessarily indicate its anticipated future results.

Regional Contact

Brent Morrison, CFA
Chief Executive Officer & President
Regional Health Properties, Inc.
Tel (404) 823-2359
Brent.morrison@regionalhealthproperties.com